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Exhibit 23

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Registration No. 33-34499, Registration No. 333-82612, Registration No. 333-110190, Registration No. 333-117099 and Registration No. 333-135421) and Form S-8 (Registration No. 33-99974, Registration No. 333-86145, Registration No. 333-82772, Registration No. 333-72182, Registration No. 333-98971, Registration No. 333-124422 and Registration No. 333-142835) of Arch Capital Group Ltd. of our report dated February 28, 2008 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
New York, NY
February 28, 2008

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  Exhibit 23
Consent of Independent Registered Public Accounting Firm